Exhibit 99.1
Contact:                      Darris Gringeri (212) 205-0882                                                                                     Investor Relations
Robert Mercer (310) 964-4683                                                                                     (310) 964-0808
DIRECTV

DIRECTV to Eliminate High-Vote Stock Through Recapitalization Transaction

EL SEGUNDO, Calif., April 6, 2010 – DIRECTV (NASDAQ: DTV) today announced that it has agreed with Dr. John C. Malone to recapitalize the DIRECTV stock ownership held by Dr. Malone, his wife and two trusts for the benefit of his children.  Under the terms of the agreement, the Malones will exchange 21,809,863 shares of Class B common stock of the Company, which is all of the outstanding Class B shares, for 26,547,627 shares of Class A common stock, resulting in the reduction of the Malones’ voting interest in DIRECTV from approximately 24.3% to approximately 3%.  As part of the transaction, Dr. Malone will also resign from the Board of Directors of DIRECTV.
The transaction, when completed, is expected to satisfy a condition imposed by the Federal Communications Commission (“FCC”) that dates back to the acquisition by Liberty Media Corporation of its interest in DIRECTV in February 2008 from News Corp.  At that time, concerns over the potential overlap of DIRECTV’s satellite business in Puerto Rico, DIRECTV Puerto Rico, and a cable business operated by Liberty Global, Inc., Liberty Cablevision Puerto Rico, resulted in an FCC order which required in connection with the approval of Liberty Media’s acquisition that the attributable interests connecting DIRECTV Puerto Rico and Liberty Cablevision Puerto Rico be severed within one year.  In connection with the transaction between Liberty Media and News Corp., DIRECTV received a capital contribution of $160 million.
The attributable interests identified by the FCC included Dr. Malone’s position as Chairman of the Board of each of DIRECTV and Liberty Global, as well as the significant stock ownership by Liberty Media at that time in DIRECTV and Dr. Malone’s stock ownership interest in each of Liberty Media and Liberty Global.  To address the FCC condition, in February 2009, DIRECTV placed its ownership interests in DIRECTV Puerto Rico into a trust managed by an independent trustee who has been granted the authority, subject to certain conditions, to divest DIRECTV’s ownership in DIRECTV Puerto Rico.

The FCC staff recently has advised DIRECTV senior management that the trust arrangement could not remain in place indefinitely and was not alone sufficient to comply with the requirements of its order, primarily because of structural considerations associated with DIRECTV’s Puerto Rico operations, combined with Dr. Malone’s continued de facto control of DIRECTV (as determined by the FCC), through his 24.3% voting interest, continued position as Chairman of the Board and relationships with certain other DIRECTV board members.  Being so advised, DIRECTV approached Dr. Malone and initiated discussions of the transaction being announced today.   It is also expected that Greg Maffei, who is President and Chief Executive Officer of Liberty Media Corporation, and Paul Gould, who is a member of the Board of Directors of Liberty Global, will also resign from the board of directors of DIRECTV at the closing of the transaction.  DIRECTV believes that the consummation of the transaction announced today will sever all attributable interests in satisfaction of the requirements of the FCC order.
DIRECTV expects that their actions will satisfy the FCC condition and enable DIRECTV to resume control and retain ownership of its subsidiary in Puerto Rico.  The transaction will also permit DIRECTV to simplify its capital structure by eliminating the two-class structure which was put in place in connection with the transactions with Liberty Media and the Malones which were completed in November 2009.
In the transaction, all of the Malones’ Class B stock, which conferred 15 votes per share and represents all outstanding shares of Class B stock, will be canceled resulting in a single class of common stock, Class A, outstanding with one vote per share.  Closing of the transaction is subject to FCC approval and other standard terms and conditions and the parties anticipate that the transaction will be completed within the next several months.
In commenting on the proposed transaction, Mike White, President and CEO of DIRECTV, said, “While we will miss John Malone’s experience, knowledge of our industry and keen business insight, we believe that this is in the best interests of DIRECTV and its shareholders.  We truly appreciate the service and leadership that John has provided as Chairman and I believe we are a stronger company because of John’s involvement.”

Dr. Malone stated, “I’m a big fan of DIRECTV and am pleased to have contributed to its strong performance over the past two years.  I am pleased that DIRECTV will be able to satisfy the FCC condition without greater cost to the Company and its shareholders.   I believe that I’m leaving DIRECTV in great shape to take on the competitive challenges that it is facing and will face in the future.  It has an outstanding senior management team and strong group of directors, and I look forward to continuing to benefit, as a stockholder, from its continued growth and industry-leading performance.”
DIRECTV was advised by Centerview Partners LLC and Dr. Malone was advised by Kern Consulting, LLC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

About DIRECTV
DIRECTV (NASDAQ:DTV) is the world's leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 18.5 million customers in the United States and over 6.5 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 65 percent interest in Game Show Network. For more information on DIRECTV, call 1-800-DIRECTV or visit directv.com.

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